Exhibit 1(i) under Form N-1A
                           Exhibit 3(a) under Item 601/Reg. S-K


                               WESMARK FUNDS

                              Amendment No. 1
                           DECLARATION OF TRUST
                          dated February 29, 1996



         This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5.  Establishment and Designation of Series or Class.
          Without limiting the authority of the Trustees set forth in
          Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series of the Trust are established and designated as:

                WesMark West Virginia Municipal Bond Fund
                WesMark Growth Fund''

         The undersigned Assistant Secretary of WesMark Funds hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the
                                                                        ---
day of November, 1996.

         WITNESS the due execution hereof this     day of November, 1996.
                                               ---





                                        C. Todd Gibson
                                        Assistant Secretary